UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 17, 2021

CalEthos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 855-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

September 2021 Financing Transaction

On September 15, 2021, CalEthos Inc. (“we,” “us,” or “our company”) accepted a Subscription Agreement (the “Subscription Agreement”) from an investor, pursuant to which we sold to the investor for a purchase price of $3,500,000 an OID Convertible Promissory Note in the principal amount of $3,850,000 (the “Note”) and Series A stock purchase warrant (the “Series A Warrant”) to purchase up to 1,540,000 shares of the our Common Stock, par value $0.001 per share (the “Common Stock”).

The Note was issued with 10% original issue discount ($350,000) but does not otherwise bear interest, and matures on August 31, 2022. During the first six (6) months following issuance of the Note (the “Restricted Period”), we are not permitted to prepay of all or any portion of the Note without the prior written consent of the investor, which consent may be withheld, conditioned or delayed in the investor’s sole and absolute discretion. Other than as set forth in the preceding sentence, we may prepay all or any portion of the Note at any time without penalty.

The outstanding principal amount of the Note may be converted at any time at the election of the holder into shares of Common Stock at an initial conversion price equal to $1.25 per share, subject to adjustment for stock splits, stock combinations and the like, and to an adjustment for future issuances of Common Stock, warrants or rights to purchase Common Stock or securities convertible into Common Stock for a consideration per share that is less than the then-applicable conversion price, subject to certain exceptions (as adjusted from time to time, the “Conversion Price”). The Note is subject to automatic conversion (i) on the effective date of registration of five million or more shares of Common Stock, including the shares of Common Stock underlying the Note and the Warrant, or (ii) on the date on which the closing price of the Common Stock on the OTC Markets is at least $3.00 per share for 60 consecutive days post registration.

In the event that we issue any equity securities at a purchase price less than the then-current Conversion Price, the Conversion Price shall be reduced to the price at which the new shares are issued. However, the following issuances shall not trigger such anti-dilution adjustment: (i) securities issuable upon conversion of any of the Company’s outstanding convertible Notes outstanding prior to the date of issuance of the Note, (ii) Common Stock issuable upon a stock split, stock dividend, or any subdivision of the shares of Common Stock, or (iii) any stock options issued to management or consultants at a market price that is less than the Conversion Price.

The Series A Warrant is exercisable to purchase up to 1,540,000 shares of Common Stock for a purchase price of $1.87 per share, subject to adjustment, at any time on or prior to August 31, 2024. The Series A Warrant may be exercised at the option of the holder either by the payment of the exercise price in cash or on a “cashless” basis; provided, however, that if the Series A Warrant is exercised by the payment of the exercise price in cash, the holder will receive, in addition to the shares of Common Stock otherwise issuable upon exercise of the Series A Warrant, a three-year Series B Warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock acquired upon the exercise in cash of the Series A Warrant at an exercise price equal to $1.87 per share, subject to certain adjustments.

Pursuant to the Subscription Agreement, we entered into a registration rights agreement with the investor dated as of September 15, 2021 (the “Registration Rights Agreement”) pursuant to which we have agreed with the investor to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of Common Stock issuable upon conversion of the Note, exercise of the Series A Warrant and, if permitted by the rules and regulations of the Securities and Exchange Commission, the Series B Warrant, within 90 days of the date we complete a financing of $10 million or more, or earlier at our discretion, and to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as practicable after filing such registration statement. In addition, in the event we complete any underwritten registered public offering of the Common Stock, the investor will have unlimited “piggyback” rights, subject to underwriter cutbacks, with respect to those shares of Common Stock underlying the Note, the Series A Warrant and the Series B Warrant that are not then freely transferable pursuant to an effective registration statement under the Securities Act or may not be resold without restriction pursuant to Rule 144 promulgated under the Securities Act.

In connection with this transaction, we issued to the individual who introduced us to the investor in this offering a warrant to purchase up to 100,000 shares of Common Stock at a purchase price of $1.87 per share, subject to investment, at any time on or prior to September 15, 2026. This warrant may be exercised on a cash or cashless basis.

Following the receipt of the proceeds of such financing, we believe we are no longer a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

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Consulting Agreements with Management

On August 17, 2021, we entered into consulting agreements with M1 Advisors LLC, a limited liability company controlled by Michael Campbell, our sole director and Chief Executive Officer (“M1 Advisors”), and Hyuncheol Kim, pursuant to which M1 Advisors agreed to continue to provide consulting services to our company and to cause Mr. Campbell to serve as our Chief Executive Officer, and Mr. Kim agreed to provide consulting services and to serve as our Chief Technology Officer. The term of M1 Advisor’s agreement shall be for a period of one year, which shall automatically renew unless either party gives written notice to the other of termination not less than 30 days prior to the then-current term. The consulting agreement of Mr. Kim shall continue so long as we are continuing with our research and development efforts to develop a five nanometer ASIC chip for bitcoin mining machines and a completed bitcoin mining system (the “Project”), and thereafter shall continue for a one-year term, which will automatically renew unless either party gives written notice to the other of termination not less than 30 days prior to the then-current term. Pursuant to such agreements, each of M1 Advisors and Mr. Kim will be paid consulting fees at the rate of $200,000 per annum.

Pursuant to the consulting agreements, M1 Advisors was granted a restricted stock award of 1,500,000 shares of Common Stock and Mr. Kim was granted a restricted stock award of 10,000,000 shares of Common Stock. Such restricted stock awards vest as to 50% of the shares upon the completion of the first two phases of chip development, which include the “FPGA Simulation” and “Tape Out” of the planned 5 nanometer ASIC chip, shall vest as to the remaining 50% of the shares upon the completion of the next two phases of the chip development that include the completion of the Foundry Mask for production in the semiconductor foundry and initial production run of chips and the completion of a bitcoin mining system ready for sale to customers; provided, however, that if we do not raise sufficient capital to complete the Foundry Mask, initial production run of chips and completion of a bitcoin mining system ready for sale to customers within six months of completing the first two phases of development, then all unvested shares shall vest upon the completion of the first two milestones. Notwithstanding the foregoing, no shares will vest on any vesting date of the consultant is no longer providing services to us as an employee or consultant.

Immediately following the issuance of the shares of Common Stock pursuant to the restricted stock awards, an aggregate of 25,970,621 shares of Common Stock was issued and outstanding. At such time, the shares of Common Stock owned by M1 Advisors represented approximately 40.25% of the issued and outstanding shares of capital stock of the Company on a fully-diluted basis.

The foregoing descriptions of the terms of the Note, the Series A Warrant, the Registration Rights Agreement, the consulting agreements of M1 Advisors and Mr. Kim and the restricted stock agreements of M1 Advisors and Mr. Kim are qualified in their entirety by reference to the provisions of such securities and agreements, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information described in Item 1.01 of this Current Report under the heading “Consulting Agreements with Management” is hereby incorporated herein by reference.

In connection with the transactions described in Item 1.01, we agreed to issue the shares of Common Stock and the Series A Warrant described therein. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, on the basis that the issuance did not involve a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information described in Item 1.01 of this Current Report under the heading “September 2021 Financing Transaction” is hereby incorporated herein by reference.in our filings with the SEC.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

4.1	Form of OID Promissory Note dated September 15, 2021.

4.2	Form of Series A Warrant dated September 15, 2021.

4.3	Restricted Share Award Agreement dated August 17, 2021 between CalEthos Inc. and M1 Advisors LLC.

4.4	Restricted Share Award Agreement dated August 17, 2021 between CalEthos Inc. and Hyuncheol Kim.

4.5	Warrant dated September 15, 2021 of CalEthos, Inc. to Mireya Lange

10.1	Consulting Agreement dated as of August 17, 2021 between CalEthos Inc. and M1 Advisors LLC

10.2	Consulting Agreement dated as of August 17, 2021 between CalEthos Inc. and Hyuncheol Kim.

10.3	Registration Rights Agreement dated as of September 15, 2021 between CalEthos Inc. and Nanosha Investments LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: September 21, 2021	By:	/s/Michael Campbell
Michael Campbell Chief Executive Officer

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